                                                                    EXHIBIT 4(a)

THIS SECURITY IS AN OBLIGATION OF THE COMPANY AND IS NOT AND WILL NOT BE A SAVINGS ACCOUNT, A DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

CUSIP NO.

REGISTERED
PRINCIPAL AMOUNT
No. FX -


                                    KEYCORP
                           MEDIUM-TERM NOTE, SERIES B
                                  (FIXED RATE)


                  Due from 9 Months or More from Date of Issue

          If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this
                               ----------
Security is a Global Security and the following two legends apply:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL
                    -------------------    -----------------       -------
ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE
- ------------------
COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.
                 ---

ISSUE PRICE:                               ANNUAL REDEMPTION PERCENTAGE REDUCTION:


ORIGINAL ISSUE DATE:                       OPTION TO ELECT REPAYMENT: [ ] YES  [ ] NO


STATED MATURITY:                           REPAYMENT DATE[S]:


MINIMUM DENOMINATIONS:                     REPAYMENT  PRICE:
[ ] $1,000
[ ] Other:
                                           ADDITIONAL AMOUNTS:
SPECIFIED CURRENCY:
United States Dollars:
[ ] YES   [ ] NO                           DEFEASANCE:  [ ] YES   [ ] NO

Foreign Currency:
                                           COVENANT DEFEASANCE:  [ ] YES   [ ] NO

EXCHANGE RATE AGENT:
                                           OPTIONAL INTEREST RATE RESET:
                                           [  ] YES  [  ] NO
PAYING AGENT:

                                           OPTIONAL INTEREST RATE RESET DATES:
PLACE OF PAYMENT:

                                           OPTIONAL EXTENSION OF MATURITY:
OPTION TO RECEIVE PAYMENTS IN              [  ] YES  [  ] NO
SPECIFIED CURRENCY OTHER THAN
U.S. DOLLARS:    [ ] YES   [ ] NO
                                           LENGTH OF EXTENSION PERIOD:

INTEREST RATE:
                                           NUMBER OF EXTENSION PERIODS:

COMPUTATION PERIOD:
                                           TOTAL AMOUNT OF OID:

INTEREST PAYMENT DATES IF OTHER THAN
JUNE 1 AND DECEMBER 1:                     ORIGINAL YIELD TO MATURITY:


REGULAR RECORD DATES IF OTHER              INITIAL ACCRUAL PERIOD OID:
THAN MAY 16 AND NOVEMBER 16:

                                           SINKING FUND:
OPTIONAL REDEMPTION:  [ ] YES   [ ] NO

                                           OTHER/DIFFERENT PROVISIONS:
INITIAL REDEMPTION DATE:


ADDITIONAL REDEMPTION DATES:


INITIAL REDEMPTION PERCENTAGE:

          KEYCORP, an Ohio corporation (herein referred to as the "Company",
                                                                   -------
which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to



          ___________________________________, or registered assigns, the principal sum of __________________________ on the Stated Maturity shown above (except to the extent redeemed, repaid, renewed or extended prior to the Stated Maturity) and to pay interest thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semi-annually on June 1 and December 1 of each year (unless other Interest Payment Dates are shown on the face hereof and except as provided in the next succeeding paragraph) (each, an "Interest Payment Date") until the principal hereof is paid
                      ---------------------
or made available for payment and on the Stated Maturity, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the "Maturity
                                                                        --------
Date" with respect to the principal repayable on such date); provided, however,
- ----                                                         --------  -------
that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof,

"Business Day" means any day that is not a Saturday or Sunday and that is not a
- -------------
legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York and (i) with respect to Securities denominated or payable in a Specified Currency other than ECUs in the financial center of the country issuing the Specified Currency and
(ii) with respect to Notes denominated or payable in ECUs, in the financial center of each country that issues a component currency of the ECU, and that is not a non-ECU settlement day.

          Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor
             ------
Securities) is registered at the close of business on the fifteenth day (whether or not a

Business Day) next preceding such Interest Payment Date (each, a "Regular Record
                                                                  --------------
Date"); provided, however, that, if this Security was issued between a Regular
- ----    --------  -------
Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further
                                                               -------- -------
that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease
                                       ------------------
to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by
 -------------------
the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

          Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above,
        --------  -------
elect to receive all payments in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York, on or prior to the applicable Regular Record Date or at least fifteen days prior to the Stated Maturity, as the case may be. Such request may be in writing with a signature guarantee, mailed or hand delivered, or by cable, telex, or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least fifteen days prior to the Stated Maturity, as the case may be. Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

          In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

          Until the Securities are paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of Cleveland (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has
                                         ----------------
initially appointed Society National Bank at its corporate trust office in The City of Cleveland as paying agent.

          Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; provided, however, that, if (i) the Specified
                              --------  -------
Currency is U.S. dollars and the Holder hereof is the Holder of U.S. $1,000,000 or more in aggregate principal amount of Securities of the series of which this Security is a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee or Paying Agent on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee or Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above).
The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

          Unless otherwise specified on the face hereof, interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.



                                  KEYCORP


                                  By:
                                     ------------------------------------------

                                  Attest:
                                          -------------------------------------
                                           Secretary

                                  [Seal]



Dated:             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                              This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture


                                   BANKERS TRUST COMPANY,
                                    as Trustee


                                   By:  SOCIETY NATIONAL BANK
                                         as Authenticating Agent


                                   By:__________________________________________

                                        Authorized Officer

                               [REVERSE OF NOTE]


                                    KEYCORP
                          MEDIUM-TERM NOTE, SERIES B

         Section 1.  General.  This Security is one of a duly authorized issue
                     -------
of securities (herein called the "Securities") of the Company, issued and to be
                                  ----------
issued in one or more series under and pursuant to an indenture, dated as of June 10, 1994, as it may be supplemented from time to time (herein called the

"Indenture"), between the Company and Bankers Trust Company, Trustee (herein
- ----------
called the "Trustee", which term includes any successor trustee under the
            -------
Indenture with respect to a series of which this Security is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

         Section 2.  Payments.  If the Specified Currency is other than U.S.
                     --------
dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the highest bid quotation
                        -------------------
in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent (one of which may be the Exchange Rate Agent unless the Exchange Rate Agent is the applicable agent to or through which this Security was originally sold) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If none of such bid quotations are available, payments will be made in the Specified Currency.

         Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified
                               --------------------
Currency on
the date of such payment or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default or Default under the Indenture.

         If payment on this Security is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, or are no longer used in the European Monetary System, all payments due on that due date with respect to this Security shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were Components of the ECU as
 ----------
of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for such Components.

         If the official unit of any Component of the ECU is altered by way of combination or subdivision, the number of units of that Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Components expressed in such single currency. If any Component is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component currency.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security.

         All currency exchange costs will be borne by the Holder of this Security through deductions from payments otherwise due to such Holder.

         References herein to "U.S. dollars" or "U.S. $" or "$" are to the
                               ------------      ------      -
currency of the United States of America.

         Section 3.  Redemption.  If so specified on the face hereof, the
                     ----------
Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination of such Security) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price is 100% of such amount. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         Section 4.  Repayment.  If so specified on the face hereof, this
                     ---------
Security shall be repayable prior to the Stated Maturity at the option of the Holder on each applicable Repayment Date shown on the face hereof at the Repayment Price shown on the face hereof, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to a Repayment Date this Security with the form attached hereto entitled "Option to Elect Repayment" duly
                                                 -------------------------
completed. Except as set forth in Section 308 of the Indenture, any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof). Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

         Section 5.  Sinking Fund.  Unless otherwise specified on the face
                     ------------
hereof, this Security will not be subject to any sinking fund.

         Section 6.  Discount Securities.  If this Security (such Security being
                     -------------------
referred to as an "Original Issue Discount Security") (a) has been issued at an
                   --------------------------------
Issue Price lower, by more than a de minimis amount (as determined under United
                                  -- -------
States federal income tax rules applicable to original issue discount instruments), than its "stated redemption price at maturity" (as defined below) and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to the sum of
 ---------------------
(a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), whether denominated as principal or interest, over the
                 ----
Issue Price of this Security) which shall theretofore have accrued pursuant to
Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

         Section 7.  Modification and Waivers.  The Indenture permits, with
                     ------------------------
certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a 66-2/3% in principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than 66-2/3% in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of all the Securities of such series and any related coupons certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         Section 8.  Ranking; Obligation of the Company Absolute.  The
                     -------------------------------------------
Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the Specified Currency herein prescribed.

         Section 9.  Defeasance and Covenant Defeasance.  The Indenture contains
                     ----------------------------------
provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

         Section 10.  Authorized Denominations.  Unless otherwise provided on
                      ------------------------
the face hereof, this Security is issuable only in registered form without coupons issued in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

         Section 11.  Registration of Transfer.  As provided in the Indenture
                      ------------------------
and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security is a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         If the registered owner of this Security is the Depository (such a Security being referred to herein as a "Global Security") and (i) the Depository
                                        ---------------
is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time determine not to have Securities represented by this Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security representing such Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Section 12.  Events of Default.  If an Event of Default with respect to
                      -----------------
the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

         Section 13.  Defined Terms.  All terms used in this Security which are
                      -------------
defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         Section 14.  Governing Law.  This Security shall be governed by and
                      -------------
construed in accordance with the law of the State of New York.

                           OPTION TO ELECT REPAYMENT
                           -------------------------


         The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the "Repayment Date" first occurring after the date of receipt of the
               --------------
within Security as specified below, at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          (Please Print or Type Name and Address of the Undersigned.)

         For this Option to Elect Repayment to be effective, this Security with
         ----------------------------------------------------------------------
the Option to Elect Repayment duly completed must be received at least 30 but
- -----------------------------------------------------------------------------
not more than 45 days prior to the Repayment Date (or, if such Repayment Date is
- --------------------------------------------------------------------------------
not a Business Day, the next succeeding Business Day) by the Company at its
- ---------------------------------------------------------------------------
office or agency, which will be located initially at the office of the Paying
- -----------------------------------------------------------------------------
Agent at 127 Public Square, Cleveland, Ohio 44114.
- -------------------------------------------------

         If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $___________.

         If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any
                                                          --------
remaining principal amount of this Security shall not be less than the minimum denomination of such Security): $_______.

Dated:  ____________________
                             --------------------------------------------------
                             Note: The signature to this Option to Elect
                             Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.

                           --------------------------


                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common
TEN ENT -  as tenants by the entireties
JT TEN  -  as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT -  ....................Custodian....................
                              (Cust.)                            (Minor)
                              Under Uniform Gifts to Minors Act
                              ..................................................
                              (State)

Additional abbreviations may also be used though not in the above list.


                           --------------------------


                      FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
- -------------------------------------
|                                     |
|                                     |
- -------------------------------------------------------------------------------
         Please print or type name and address, including zip code of assignee



- --------------------------------------------------------------------------------
the within Security of KEYCORP and all rights thereunder and does hereby irrevocably constitute and appoint


- ----------------------------------------------------------------- Attorney
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


Dated ___________________________________________


SIGNATURE GUARANTEED:    _____________________________________________


___________________________

                                    ___________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.